UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2006
(Date of Report (Date of earliest event reported))

LONGVIEW FIBRE COMPANY
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	001-10061 (Commission File Number)	91-0298760 (I.R.S. Employer Identification No.)

300 Fibre Way, Longview Washington 98632
(Address of principal executive offices) (Zip Code)

(360) 425-1550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2006, the Board of Directors (the "Board") of Longview Fibre Company (the "Company") approved Termination Protection Agreements (the "Agreements") with Frank McShane, a Senior Vice President of the Company, and Kenneth Gettman, Timothy Carper and Blake Rowe, each a Vice President of the Company. The Agreements will provide, in general, for certain compensation and other benefits to be paid to the above-named employees if they are terminated without cause or if they terminate their employment voluntarily in certain circumstances, in each case following a change in control of the Company. The agreements with Messrs. Gettman, Carper and Rowe will provide for continued payment of their base salary for a period ending two years following a change in control of the Company, and the agreement with Mr. McShane will provide for continued payment of his base salary for a period ending three years following a change in control of the Company, in each case conditioned upon termination of employment under the circumstances described above. The Compensation Committee of the Board will finalize the Agreements. A form of the finalized Termination Protection Agreements will be filed with the Company's next periodic report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY
Registrant

L. J. MCLAUGHLIN
L. J. MCLAUGHLIN
Senior Vice President-Finance,
Secretary and Treasurer

Dated: April 19, 2006